Exhibit 99.1

Union Pacific Provides Update on CEO Succession Process

Board Expects to Name Successor to Assume Position in 2023

OMAHA, Neb., Feb. 26, 2023 – Union Pacific Corporation (NYSE: UNP) today provided an update on the status and timing of the Board of Director’s active leadership succession planning process.

Since assuming the CEO role in February 2015, Lance Fritz has overseen a period of growth, innovation and value creation, and transformed the Company’s operating plan to improve asset efficiency. Under his leadership, since 2017, the Company has achieved a 52% increase in net income, a 27% increase in operating income and a 3.7 point increase in return on invested capital. Mr. Fritz guided the Company to achieve this financial growth despite the volatile operating environment spurred by the COVID-19 pandemic, global supply chain disruption, labor negotiations and service and labor challenges, while instilling an inclusive and accountable organization with an industry-leading sustainability program.

Following discussion between the Board and Mr. Fritz regarding the path for identifying Union Pacific’s next CEO, in March 2022 the Board engaged a leading outside consultant and subsequently formed a task force of directors composed of each of the Board committee chairs in November 2022. The Board is seeking a CEO with a strong track record of success and expertise across safety, operational excellence, enhancing and driving customer service, innovation, employee culture and sustainability. The Board is focusing the process on highly-qualified candidates both within the industry and adjacent industries to identify a CEO capable of leading the Company for a long-term tenure. The Board expects to name a successor who will assume the position in 2023.

“The Board is grateful to Lance for his unwavering leadership, dedication and oversight in driving our Company forward over the last eight years as CEO. Lance created an environment that has allowed Union Pacific to make a measurable impact with our customers, communities and employees alike,” said Michael McCarthy, Lead Independent Director of the Board. “He has capably led our company during a time of significant challenge and change, positioning Union Pacific to deliver long-term sustainable value for shareholders and customers. We are immensely grateful to have Lance’s continuing leadership and support and know he will ensure a smooth transition.”

“It is my honor and privilege to serve this great company. I am proud of our team and all we have built together,” said Lance Fritz, Union Pacific Chairman, President and Chief Executive Officer. “I’ve always said that our fundamentals for long-term success are powered by our people – our best-in-class employees and the passion they have for our customers and communities. Union Pacific has embarked on a transformative journey that will result in stronger, more consistent service for our customers, with enhanced earnings growth and value creation for our shareholders. Union Pacific has been my home for 22 years and I am confident that now is the right time for Union Pacific’s next leader to take the helm. I look forward to working with the Board as we identify our next CEO to lead the Company into the future.”

As part of the Board’s succession planning process, it has considered shareholder input and will continue to do so. The Board has been actively engaging with Soroban Capital Partners (“Soroban”) since 2017. In recent conversations, Soroban indicated it intended to move discussions to a public level. The Board decided it is in the best interests of all shareholders to provide a public update on its ongoing succession process and expected timing.

ABOUT UNION PACIFIC

Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.

Union Pacific Media Contact: Clarissa Beyah at 402-957-4793 or cbeyah@up.com

Union Pacific Investor Contact: Brad Stock at 402-544-4227 or bkstock@up.com

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This news release and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels, its ability to improve network performance (including those in response to increased traffic), its results of operations, and potential impacts of the COVID-19 pandemic and the Russian-Ukraine conflict. These statements are, or will be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information, or statements regarding: projections, predictions, expectations, estimates, or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2022, which was filed with the SEC on February 10, 2023. The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

Quoted financial improvements are non-GAAP and adjusted for unusual items.  Please refer to www.uprr.comp/investors for a reconciliation to reported results.